Exhibit 21

Exhibit 21

List of Subsidiaries

Name                                                                  State Of
                                                                   Incorporation

International Baler Corp.                                             Delaware
Waste Technology Leasing Corp.                                        Delaware
Waste Technology Acquisitions Corp.                                   Delaware
Consolidated Baling Machine Co., Inc.                                 Florida
Florida Waste Systems, Inc.                                           Florida
Waste Tech Real Estate Corp.                                          New York